Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated November 20, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in AmeriGas Partners, L.P.’s Annual Report on Form 10-K for the year ended September 30, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 5, 2013